Exhibit 23.1



                          Independent Auditors' Consent


The Board of Directors
Glacier Water Services, Inc.:

We consent to the use of our report dated February 13, 2003, with respect to the consolidated balance sheet of Glacier Water Services, Inc. as of December 29, 2002, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity (deficit) and cash flows for the year then ended incorporated by reference herein in this Form S-8 registration statement.

                                  /s/ KPMG LLP

San Diego, California
February 9, 2004